Exhibit 10.335

ASSIGNMENT AND ASSUMPTION

OF AGREEMENT OF PURCHASE AND SALE

(Andrews Village - 508, 512, 516, 520, 524 and 528 N Andrews Avenue, Fort Lauderdale, FL)

This Assignment and Assumption of Agreement of Purchase and Sale (this "Agreement"), dated as of December 18, 2015 (the "Effective Date"), is made by and between Arch Co Residential LLC, a Delaware limited liability company ("ArchCo"), and BR ArchCo Flagler Village, LLC, a Delaware limited liability company ("BRAFV").

Recitals

This Agreement is made with respect to the following facts:

A.                  ArchCo is the Purchaser under that ce1tain Agreement of Purchase and Sale dated as of January 12, 2015 (the "Original Agreement") with Andrews Village LLC, a Florida limited liability company, as Seller, with respect to with respect to the real prope1ty located on the east side of North Andrews Avenue between NE 5th Street and NE 6th Street (508, 512, 516, 520, 524 and 528 N. Andrews Avenue), Fort Lauderdale, Florida (the "Property"), as more particularly described on Exhibit A attached to this Agreement.

B.                  ArchCo and Seller entered into an Amendment to the Original Agreement dated as of February 9, 2015 (the "First Amendment"), a Second Amendment to the Original Agreement dated as of April 30, 2015 (the "Second Amendment"), a Third Amendment to the Original Agreement dated as of June 30, 2015 (the "Third Amendment"), a Fourth Amendment to the Original Agreement dated as of September 15, 2015 (the "Fourth Amendment"), and a Fifth Amendment to the Original Agreement dated as of October 31, 2015 (the "Fifth Amendment"). The Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, is referred to in this Agreement as the "Purchase Agreement." All capitalized terms used but not otherwise defined in this Agreement shall have the meaning for such terms set forth in the Purchase Agreement.

C.                  While not a party to the Original Agreement, Lender, signed the Original Agreement as consenting to the consummation of the transactions described in the Purchase Agreement.

D.                 ArchCo desires to assign its rights and obligations under the Purchase Agreement to BRAFV and BRAFV desires to assume ArchCo's rights and obligations under the Purchase Agreement.

Agreement

In consideration of the premises and the mutual benefits to be derived from this Agreement and the respective covenants and representations, warranties, agreements, indemnities and promises set fo1th below, the patties, intending to be legally bound, agree as follows.

1.                   Assignment. ArchCo irrevocably grants, bargains, sells, assigns and otherwise transfers and delivers to BRAFV, and its successors and assigns, all rights and obligations of Purchaser under the Purchase Agreement excluding only representations and warranties made by Purchaser under the Purchase Agreement to the extent made as of the Agreement Date (the "Assumed Rights and Obligations").

2.                   Acceptance by BRAFV. BRAFV accepts and assumes the Assumed Rights and Obligations.

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3.                   Indemnification.

a.                   ArchCo shall indemnify, defend, protect and hold harmless BRAFV from and against all claims, damages, losses, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses to the extent the same arise before the Effective Date with respect to Purchaser's obligations under the Assumed Rights and Obligations.

b.                  BRAFV shall indemnify, defend, hold harmless ArchCo from and against any and all claims, damages, losses, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses to the extent the same arise on or after the Effective Date with respect to Purchaser's obligations under the Assumed Rights and Obligations.

4.                   Attorneys' Fees. If either party employs attorneys to enforce any of the provisions of this Agreement, the party against whom any final judgment is entered agrees to pay the prevailing patty all reasonable costs, charges and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing patty in connection with the enforcement action.

5.                   Counterparts. This Agreement may be executed in counterpa1ts; each such counterpart shall be deemed an original; and all counterparts so executed shall constitute one instrument and shall be binding on al l of the patties to this Agreement notwithstanding that all of the parties are not signatory to the same counterpart.

REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE(S) FOLLOWS.

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ArchCo and BRAFV have executed this Agreement as of the Effective Date.

ARCHCO:

ArchCo Residential LLC,

a Delaware limited liability company

By:	/s/ Neil T. Brown
Name: Neil T. Brown
Title: Authorized Signatory

BRAFV:

BR ArchCo Flagler Village, LLC,

a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

Exhibit A

Legal Description of the Property

Lots 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41 and 42 in Block 6 of NORTH LAUDERDALE according to the Amended Plat of Blocks 1, 2, 3, 4, 5, 6, 7, 8, 25, 26, 27, 28, 29, 30, 31, 32 and 33 of said NORTH LAUDERDALE, as recorded in Plat Book 1, Page 182 of the Public Records of Miami-Dade County, Florida, said land situate, lying and being in Broward County, Florida Less the West 15.0 Feet thereof.

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